Exhibit 99.1

648 N. Plankinton Avenue Milwaukee, WI 53203
Immediate Release	Contact: Christian Audi Sr. Director, Investor Relations +1 914 771 1770

ENERPAC TOOL GROUP TO ACQUIRE SFE GROUP, ADDING EXTENSIVE PORTFOLIO OF PREMIUM INDUSTRIAL TOOL BRANDS

•	SFE Group generated on a trailing twelve months basis sales of approximately $170 million and approximately $44 million of adjusted EBITDA[1].

•	Acquisition will expand Enerpac’s exposure to higher-growth geographies and end markets.

•	Expect the acquisition to be accretive to fiscal 2027 adjusted EPS[2].

•	Enerpac to provide further details on earnings conference call on July 8th, 2026 at 7:30 am CT.

MILWAUKEE, WI, July 7, 2026 – Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced it has entered into a definitive agreement with SFEG Holdings, Inc., a portfolio company of Gladstone Investment Corporation, to acquire Specialized Fabrication Equipment Group LLC (SFE Group) for approximately $472 million in cash. The purchase price represents a multiple of 10.6x trailing-twelve-month adjusted EBITDA and 9.5x trailing adjusted EBITDA with synergies anticipated to be realized within three years following the acquisition. SFE Group generated on a trailing twelve months basis sales of approximately $170 million and approximately $44 million of adjusted EBITDA.

“We have remained highly disciplined in pursuing M&A opportunities that align with our strategic priorities and financial criteria,” said Paul Sternlieb, Enerpac Tool Group's President & CEO. “SFE Group is exactly the type of high-quality, growing business that we have been seeking: a premium brand platform with strong margins, complementary market position, a demonstrated track record of both organic and inorganic growth, and a platform for meaningful future growth potential. The acquisition of SFE Group will advance Enerpac Tool Group’s pure-play industrial tools and solutions strategy by expanding our presence in attractive industrial tools categories while creating opportunities to leverage our scale, technical and applications expertise, and customer and channel partner relationships. This acquisition will further expand Enerpac Tool Group’s total addressable market by approximately $1 billion. We look forward to welcoming the SFE Group team to the Enerpac family and believe this acquisition will position us to continue to drive sustainable growth and long-term shareholder value.”

“As we plan to integrate the business and deploy our business system, including Powering Enerpac Performance (PEP) and Enerpac Commercial Excellence (ECX) tools, we look forward to unlocking key synergies and additional commercial and operational benefits,” said Sternlieb.

1 Adjusted to exclude extraordinary and nonrecurring items.
2 Adjusted for transaction costs, integration costs and noncash acquisition-related charges.

Headquartered in Houston, Texas, SFE Group is a global provider of specialized fabrication, welding, portable machining, and material-handling equipment serving critical industries. SFE Group operates a portfolio of 12 well-established brands, including Climax, B&B Sumner, Axxair, Sumner Material Lifts, TAG, Mathey Dearman, Magnatech, Bortech, Fit-Up Pro, H&S Tool, PPM, and Calder, with leading market positions and a reputation for quality, durability, reliability, and technical expertise.

“Joining Enerpac Tool Group marks an exciting chapter for our team. It will give us the resources, operational rigor, and platform to accelerate investments in innovation while continuing to deliver top-tier solutions for our customers and partners,” said Vinay Varma, CEO of SFE Group, who will continue to run the business as President of SFE Group.

The acquisition is expected to be funded with cash on hand and borrowings under the Company’s senior credit facility, which was amended in connection with the execution of the acquisition agreement to increase the revolving credit facility thereunder from $400 million to $625 million. Net debt-to-adjusted EBITDA3 is expected to be approximately 2.8 times upon closing.

The transaction is expected to close in the first quarter of Fiscal 2027 and is subject to regulatory approvals and customary closing conditions.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Milwaukee, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

About SFE Group

SFE Group is a global industrial equipment company focused on pipe fabrication, welding, machining, and maintenance tools. It was formed in 2019 through the merger of three established brands and subsequent acquisitions to include Climax, B&B Sumner, Axxair, Sumner Material Lifts, TAG, Mathey Dearman, Magnatech, Bortech, Fit-Up Pro, H&S Tool, PPM, and Calder. SFE Group serves industries such as aerospace & defense, food & beverage, bio-pharma, oil & gas, manufacturing, utilities, power generation, semiconductor, maritime, mining, transportation, data centers, and hospitals. It is based in Houston, Texas with approximately 350 employees globally at four production facilities and seven rental depots. For further information on SFE Group and its businesses, visit their website at www.sfe-brands.com.

3 Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Conference Call Information

In conjunction with Third-Quarter Fiscal 2026 earnings, an investor conference call is scheduled for 7:30 am CT on July 8, 2026. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. Statements with respect to the anticipated completion of the acquisition of SFE Group and the anticipated post-closing contributions of SFE Group to the Company’s consolidated results are subject to risks and uncertainties that include, but are not limited to: the ultimate outcome, benefits and synergies of the acquisition of SFE Group and future financial performance, including revenues, cash flows, operating expenses and profitability, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed acquisition of SFE Group, the risk that the conditions to closing of the acquisition of SFE Group (including the necessary regulatory approvals) may not be satisfied in the anticipated timeframe or at all and that such transaction may not close; the risk that regulatory approvals required for the acquisition of SFE Group is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with respect to the acquisition of SFE Group; the possibility of unexpected costs, liabilities or delays in connection with the acquisition of SFE Group; risks that the acquisition disrupts current plans and operations of Enerpac Tool Group; the risk that disruptions from the transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with SFE Group’s customers, distributors, vendors and others with whom it does business; risks and uncertainties with respect to the Company’s ability to recognize the anticipated benefits of the transaction; the outcome of any legal proceedings that may arise with respect to the transaction; and the impact of changes in relevant national and regional economies. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except to the extent required by law.